EXHIBIT 4.26

                                 THIRD AMENDMENT

                                       TO

                               PURCHASE AGREEMENT

      Third Amendment to Purchase Agreement dated effective as of July 10, 1998 (the "Amendment"), among WATERMARC FOOD MANAGEMENT CO., a Texas corporation formerly known as Billy Blues Food Corporation (the "Company"), and the persons listed in Schedule 1 hereto (the "Purchasers");

                                   WITNESSETH:

      Whereas, the Company and the Purchasers are parties to a Purchase Agreement dated as of December 19, 1994, as amended by the First Amendment to Purchase Agreement dated as of March 31, 1996, and a Second Amendment to Purchase Agreement dated as of July 31, 1997, (such Purchase Agreement, as amended, being referred to herein as the "Purchase Agreement"), pursuant to which the Company issued and the Purchasers purchased (a) the Company's 12% Subordinated Notes due March 31, 1996, in the aggregate principal amount (%f$3,000,000 (the "Notes") and (b) warrants (the "Warrants") evidencing the right to purchase an aggregate of 1,333,320 shares of Common Stock, $.05 par value (the "Company Common Stock"), of the Company, at $2.25 per share; and

      Whereas, the Company has paid $1,250,000 in principal amount on the Notes and has paid accrued interest on the Notes through July 31, 1998, and $500,000 in aggregate principal amount of the Notes has been converted to other debt; and

      Whereas, the Company has requested that the Purchasers agree to extend the maturity date of the remaining Notes until December 31, 1999; and

      Whereas, the Purchasers are willing to extend the maturity date of the Notes upon the terms and subject to the conditions set forth herein;

      Now, therefore, in consideration of the foregoing premises, the following mutual agreement, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchasers agree to amend the Purchase Agreement as follows:

      1. DEFINITIONS. Capitalized terms used herein shall have the meaning assigned to them in the Purchase Agreement unless otherwise defined herein or the context otherwise requires.

      2. AMENDMENTS TO THE PURCHASE AGREEMENT. The Purchase Agreement is hereby amended as follows:

      (a)    Section 1 of the Purchase Agreement is hereby amended bv:

            (i) deleting the words "July 10, 1998" and substituting in place thereof the words "December 31, 1999,"

            (ii) deleting reference to "$0.25" and substituting in place thereof "$0.09," and

            (iii) deleting the third sentence in its entirety and substituting in place there of the following sentence:

             Each Note issued hereunder will be dated the date purchased by you hereunder, will mature on December 31, 1999, and will bear interest on its unpaid balance at the rate of 12% per annum, payable monthly on or before the first day of each month for the preceding month, commencing on September 1, 1998, and will have the other terms and provisions provided herein and in the form of Note attached hereto as EXHIBIT A.

      (b) The Company's breach of any of its covenants and agreements contained in this Agreement, including its agreement to reduce the outstanding principal amount of the Notes by $150,000 on or before December 31, 1998, shall constitute an "Event of Default" under the Purchase Agreement.

      3. AMENDMENTS TO THE NOTES. Each of the Notes is hereby amended by deleting the words "July 10, 1998" wherever they may appear and substituting in place thereof the words "December 31, 1999" and by deleting "and to pay interest thereon quarterly on March 31, June 30, September 30, and December 31 (each an "Interest Payment Date"), in each year commencing March 31, 1995," in the first paragraph of the Note and substituting in place thereof the following "and to pay interest thereon monthly on or before the first (1st) day of each month for the preceding month (each an "Interest Payment Date"), in each year commencing on September 1, 1998."

      4. AMENDMENTS TO THE WARRANTS. Each of the Warrants is hereby amended by deleting the number "$0.25" in the first paragraph and substituting in place thereof the number "$0.09."

      5. PRINCIPAL PAYMENTS. The Company shall make a principal payment on the Notes in the aggregate amount of $100,000 and shall pay accrued interest through July 31, 1998, upon execution of this Agreement. The Company shall make an additional payment of principal on the Notes in the aggregate amount of $150,000 on or before December 31, 1998.

      6. ADDITIONAL WARRANTS. The Company will issue to the Purchasers the number of warrants (the "New Warrants") evidencing the right to purchase 1,150,000 shares of Common Stock of the Company at $0.25 per share, such number of shares and the purchase price being subject to adjustment as provided in the New Warrant, specified opposite their names on Exhibit A.. Each New warrant shall be in the form attached hereto as Exhibit B. The shares of Common

Stock issued or issuable upon exercise of the New Warrants shall be deemed "Restricted Stock" under the Purchase Agreement and the holder of the New Warrants shall be deemed "Eligible Holders" under the Purchase Agreement. The New Warrants shall expire on the fifth anniversary of their issuance; provided, however, if the Company pays the Notes in full on or before December 31, 1999, the New Warrants shall expire on the later of December 31, 1999, or 30 days after the date the Notes are paid in full.

      7. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows:

                  (a) The execution, delivery and performance of this Amendment and the Purchase Agreement, as modified by this Amendment, and the transactions contemplated hereby and thereby (i) are within the corporate authority of the Company, (ii) have been authorized by all necessary corporate proceedings on the part of the Company, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule, or regulation to which the Company is subject or any judgment, order, writ, injunction, license, or permit applicable to the Company, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Company or any agreement or other instrument binding upon the Company.

                  (b) The execution, delivery, and performance of this Amendment and the Purchase Agreement, as modified by this Amendment, will result in valid and legally binding obligations of the Company enforceable against it in accordance with the respective terms and provisions hereof and thereof.

                  (c) The execution, delivery, and performance of this Amendment and the Purchase Agreement, as modified by this Amendment, and the consummation by the Company of the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority.

      8. RATIFICATION. Except as expressly amended hereby, the Purchase Agreement, the Notes, the Warrants, and the Security Agreement dated as of May 20, 1996, by the Company in favor of the Purchasers with respect to the shares of Marco's, are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Purchase Agreement shall hereafter be read and construed together as a single document, and all references to the Purchase Agreement or any agreement or instrument related to the Purchase Agreement shall hereafter refer to the Purchase Agreement as amended by this Amendment. This ratification and amendment is made effective as of July 10, 1998, and the Purchasers agree that, as amended, the Notes are not in default and, if due to timing factors a default in the Notes existed for a temporary period, such default is waived and/or cured by this Amendment.

      9. NOTATION ON NOTES AND WARRANTS. Promptly following execution of this Amendment and in any event within 30 days thereof, each holder of a Note and/or a Warrant agrees to deliver
                                      3
such Note and/or Warrant to the Company so that the amendments effected by this Amendment may be noted thereon.

      10. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

      11. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas (without reference to conflict of laws).

      12. EXECUTION BY MARCO'S. Marco's has executed this Amendment to evidence its agreement to comply with the covenant's contained in Sections 7.13 and 7.14 of the Purchase Agreement.

      13. EXECUTION BV GHULAM M. BOMBAYWALA. Mr. Bombaywala has executed this Amendment to evidence his agreement to comply with the covenants contained in
Section 7.15 of the Purchase Agreement and his agreement that the Put Option Agreement dated as of December 19, 1994, between Mr. Bombaywala and the Purchasers; the two Security Agreements dated as of July 31, 1997, by Mr. Bombaywala in favor of the Purchasers with. respect to the shares of Michelangelo's, Inc. and S.P.P., Inc.; and the Guaranty dated as of October23, 1997, by Mr. Bombaywala in favor of the Purchasers are hereby ratified and confirmed in all respects and shall continue in full force and effect.

      In witness whereof, the Company and the Purchasers have executed this Amendment effective as of the date first above written.

                                           WATERMARC FOOD MANAGEMENT CO.

                                       By:/s/ GHULAM M. BOMBAYWALA
                                         Name:_______________________________
                                         Title:______________________________


                                           MARCO'S MEXICAN RESTAURANTS, INC.


                                       By:/s/ GHULAM M. BOMBAYWALA
                                         Name:_______________________________
                                         Title:______________________________


                                             /s/ GHULAM M. BOMBAYWALA
                                          ---------------------------------
                                             GHULAM M. BOMBAYWALA

                                          ---------------------------------
                                          Don A. Sanders

                                             Atlantis Software Company Employee
                                             Profit Sharing Plan  -


                                         By:_________________________________
                                         Name:_______________________________
                                         Title:______________________________


                                          _________________________________
                                          Philip M. Mount

                                          _________________________________
                                          John I. Mundy

                                          _________________________________
                                          Katherine U. Sanders

                                          _________________________________
                                          Ben T. Morris

                                          _________________________________
                                          Neil Lande, Custodian for Lynne Lande,
                                                Stephen Lande, Sara Lande, and
                                                Caroline Lande


                                          _________________________________
                                          John E. Drury

                                          _________________________________
                                          George L. Ball

                                          _________________________________
                                          John M. O'Quinn

                                          _________________________________
                                          Nolan Ryan

                                          _________________________________
                                          Roger P. Lindstedt

                                          _________________________________
                                          Ray C. Childress

                                          _________________________________
                                          Kara S. Chudress

                                          _________________________________
                                          Morton A. Cohn

                                          _________________________________
                                          Michael S. Chadwick

                                          _________________________________
                                          Laura K. Sanders

                                          _________________________________
                                          Quinlan Quiros Schnitzer

                                                                       Exhibit B
                                                                            NO.*

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE (COLLECTIVELY, THE "ACTS"). NEITHER THIS WARRANT NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGIS~ON STATEMENT WITH RESPECT HERETO UNDER ALL OF THE APPLICABLE ACTS, OR AN OPIMON OF COUNSEL SATISFACTORY TO WATERMARC FOOD MANAGEMENT CO. TO THE EFFECT THAT SUCH REGIS~ONS ARE NOT REQUIRED. THIS WARRANT IS SUBJECT TO OTHER LIMITATIONS ON TRANSFER.

                                     WARRANT

                           to Purchase Common Stock of

                          WATERMARC FOOD MANAGEMENT CO.

                           Expiring on August 31, 2003

      THIS IS TO CERTIFY THAT, for value received,*, or permitted assigns, is entitled to purchase from WATERMARC FOOD MANAGEMENT CO., a Texas corporation (the "Company"), at the place where the Warrant Office designated pursuant to
Section 2.1 is located, at a purchase price per share of $0.25 (as adjusted pursuant to the terms of this Warrant, the "Exercise Price'1), * shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, $.05 par value, of the Company (the '1Common Stock"), and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth. The number of shares of the Common Stock purchasable hereunder and the Exercise Price are subject to adjustment in accordance with Article III hereof. This Warrant shall expire at 5:00 p.m., Houston Time, on August 31, 2003; provided, however, if the Company pays in full all outstanding principal and interest on its 12% Subordinated Notes (the "Notes") issued pursuant to the Purchase Agreement dated December 19, 1994, as amended (the "Purchase Agreement"), on or before December 31, 1999, this warrant shall expire on the later of (i) December 31, 1999, or (ii) the date 30 days following the date that the Notes are paid in full.

      Certain Terms used in this Warrant are defined in Article IV.

                                    ARTICLE I

                               EXERCISE OF WARRANT

      1.1 METHOD OF EXERCISE. This Warrant may be exercised as a whole or in part from time to time. To exercise this Warrant, the holder hereof or permitted assignees of all rights of the registered owner hereof shall deliver to the Company, at the Warrant Office designated in Section 2.1, (a) a written notice in the form of the Subscription Notice attached as an exhibit here-to, stating therein the election of such holder or such permitted assignees of the holder to exercise this Warrant in the manner provided in the Subscription Notice, (b) payment in full of the Exercise Price (in the manner described below) for all Warrant Shares purchased hereunder, and (c) this Warrant. Subject to compliance with Section 3. l(a)(vii), this Warrant shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date". Upon such exercise (subject as aforesaid), the Company shall issue and deliver to such holder a certificate for the full number of the Warrant Shares purchasable by such holder hereunder, against the receipt by the Company of the total Exercise Price payable hereunder for all the Warrant Shares, (a) in cash or by certified or cashier's check or by surrendering Warrant Shares having a Current Market Value equal to the Exercise Price for all of the Warrant Shares, so purchased. The Person in whose name the certificate(s) for Common Stock is to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date.

      1.2 FRACTIONAL SHARES. Instead of any fractional shares of Common Stock which would otherwise be issuable upon exercise of this Warrant, no shares will be issued for less than one-half a share and the Company shall issue a certificate for the next higher number of whole shares of Common Stock for any fraction of a share which is one-half or greater.

      1.3 CONVERSION RIGHT. This Warrant may be converted as a whole or in part from time to time into shares of Common Stock. To convert this Warrant, the holder hereof or permitted assignees of all rights of the registered owner hereof shall deliver to the Company, at the Warrant Office designated in Section 2.1, (a) a written notice in the form of the Subscription Notice attached as an exhibit hereto, stating therein the election of such holder or such permitted assignees of the holder to convert this Warrant in the manner provided in the Subscript ion Notice and (1,) this Warrant. Subject to compliance with Section
3. 1(a)(vii), this Warrant shall be deemed to be converted on the date of receipt by the Company of the Subscription Notice, accompanied by this Warrant, as aforesaid, and such date is referred to herein as the "Conversion Date". Upon such conversion (subject as aforesaid), the Company shall issue and deliver to such holder (without payment of any Exercise Price) a certificate for the full number of the Warrant Shares equal to the quotient obtained by dividing (a) the amount determined by subtracting the aggregate Exercise Price on the Conversion Date for the Warrant Shares purchasable by such holder hereunder from the Current Market Value (as hereinafter defined) for such Warrant Shares on the Conversion Date by (b) the Current Market Value of one share of Common Stock on the Conversion Date. The Person in whose name the certificate(s) for Common Stock is to be issued shall be deemed to have become a holder of record of such Common Stock on the Conversion Date.

                                   ARTICLE II

                            WARRANT OFFICE: TRANSFER

      2.1 WARRANT OFFICE. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 11111 Wilcrest Green, Suite 350, Houston, Texas 77042 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the holder of this Warrant. The Company shall maintain, at the Warrant Office, a register for the Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

      2.2 OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

      2.3 RESTRICTIONS ON EXERCISE AND TRANSFER OF WARRANTS. The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant. Subject to the restrictions on transfer of Warrants in this
Section 2.3, the Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the transfer of Warrants pursuant to this Sect ion 2.3.

      (a) RESTRICTIONS IN GENERAL. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable and the related shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") shall not be transferable except upon the conditions specified in this Section 2.3, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act in respect of the exercise or transfer of this Warrant or transfer of such Warrant Shares. The registered holder of this Warrant agrees that it will neither (i) transfer this Warrant prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, clause (1) of Section 2.3(b), or until registration hereof under the Securities Act and any applicable state securities or blue sky laws, (ii) exercise this Warrant prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, clause (1) of Section 2.3(b), or until registration of the related Warrant Shares under the Securities Act and any applicable state securities or blue sky laws have become effective, nor (iii) transfer such Warrant

Shares prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, clause (1) of Section 2.3), or until registration of such Warrant Shares under the Securities Act and any applicable state securities or blue sky laws have become effective.

      (b) STATEMENT OF INTENTION TO EXERCISE: OPINION OF COUNSEL. The registered holder of this Warrant, by its acceptance hereof, agrees that prior to any exercise or transfer of this Warrant or any transfer of the related Warrant Shares, said holder will deliver to the Company a statement setting forth either said holder's intention with respect to the retention or disposition of any Warrant Shares, or the intention of said holder's prospective transferee with respect to its retention or disposition of this Warrant or of said Warrant Shares (whichever is involved in such transfer), in either such case, together with a signed copy of the opinion of said holder's counsel, or such other counsel as shall be acceptable to the Company, as to the necessity or non-necessity for registration under the Securities Act and any applicable state securities or blue sky laws in connection with such exercise or such transfer. The following provisions shall then apply:

            (1) If, in the opinion of said holder's counsel, concurred in by counsel to the Company, the proposed exercise or transfer of this Warrant or the proposed transfer of such Warrant Shares may be effected without registration under the Securities Act and any applicable state securities or blue sky laws of this Warrant or such Warrant Shares, as the case may be, then the registered holder of this Warrant shall be entitled to exercise or transfer this Warrant or to transfer such Warrant Shares in accordance with the statement of intention delivered by said holder to the Company.

            (2) If, in the opinion of said counsel, concurred in by counsel to the Company, either the proposed exercise or transfer of this Warrant or the proposed transfer of such Warrant Shares may not be effected without registration under the Securities Act and any applicable state securities or blue sky laws of this Warrant or such Warrant Shares, as the case may be, the registered holder of this Warrant shall not be entitled to exercise or transfer this Warrant or to transfer such Warrant Shares, as the case may be, until such registration is effected.

      2.4 REGISTRATION RIGHTS. The registered holder of this Warrant shall be entitled to all of the rights and benefits of a purchaser under the Purchase Agreement. The Warrant Shares shall be considered Restricted Stock under the Purchase Agreement. The terms of the Purchase Agreement are hereby incorporated herein for all purposes and shall be considered a part of this Agreement as if they had been fully set forth herein.

      2.5 ACKNOWLEDGMENT OF RIGHTS. The Company will, at the time of the exercise of this Warrant in accordance with the terms hereof, upon the request of the registered holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights (including without limitation, any right to registration of the Warrant Shares) to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

      2.6 EXPENSES OF DELIVERY OF WARRANTS. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.

      2.7 COMPLIANCE WITH SECURITIES LAWS. The holder hereof understands and agrees that the following restrictions and limitations shall be applicable to all Warrant Shares and resales or other transfers of such Shares pursuant to the Securities Act:

      (a) The holder hereof agrees that the Warrant Shares shall not be sold or otherwise transferred unless the Warrant Shares are registered under the Securities Act and state securities laws or are exempt therefrom.

      (b) A legend in substantially the following form has been or will be placed on the certificate(s) evidencing the Warrant Shares:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or
      (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation that registration is not required under any of such acts."

      (c) Stop transfer instructions have been or will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this Section 2.7.

                                   ARTICLE III

                            ANTI-DILUTION PROVISIONS

      3.1 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price shall be subject to adjustment from time to time as hereinafter in this Article III provided. Upon each adjustment of the Exercise Price, except pursuant to 3. 1(a)(vi) and 3. 1(a)(vii), the registered holder of the Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of the Common Stock (calculated to the nearest whole share pursuant to Section 1.2) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of the Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

      (a) EXERCISE PRICE ADJUSTMENTS. The Exercise Price shall be subject to adjustment from time to time as follows:

             (i) ISSUANCES OF COMMON STOCK. (A) If, at any time, during the period (the "Note Period") that any principal amount is outstanding on the Notes (as defined in the Purchase Agreement), the Company shall issue any Common Stock other than Excluded Stock or Additional Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Exercise Price applicable immediately prior to such issuance, the Exercise Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price equal to the greater of (I) the result obtained by dividing (aa) the consideration, if any, received by the Company upon such issuance by (b) the total number of shares of Common Stock issued by the Company upon such issuance and (II) $0.05 or

            (B) If, at any time, subsequent to the Note Period, the Company shall issue any Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Exercise Price applicable immediately prior to such issuance, the Exercise Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined as follows:
       by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Exercise Price immediately prior to such issuance and ~) the consideration, if ~ received by the Company upon such issuance, by ~) the total number of shares of Common Stock outstanding immediately after such issuance;

provided, however, that if the number of shares of Common Stock (other than Excluded Stock) issued or reserved or agreed to be reserved for issuance by the Company should at any time exceed 5 % of the Company's issued and outstanding shares of Common Stock none of such shares (whether or not previously issued or reserved for issuance by the Company) shall be considered Additional Excluded Stock for purposes of determining the Exercise Price adjustment in Section 3.1
(a) (i) (A) and the Exercise Price shall be readjusted accordingly in accordance with the provisions of Section 3. 1(a)(i)(A) using the lowest per share price of any Common Stock so issued or reserved or agreed to be reserved for issuance.

      For the purpose of any adjustment of the Exercise Price pursuant to this clause (i) of this Section 3.1(a), the following provisions shall be applicable:

                  (A) CASH. In the case of the issuance of Common Stock for
            cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (B) CONSIDERATION OTHER THAN CASH. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors in good faith, irrespective of any accounting treatment.

      (ii) OPTIONS AND CONVERTIBLE SECURITIES ETC. In case, at any time, the Company shall issue any (i) options, warrants or other rights to purchase or acquire Common Stock other than Excluded Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exercisable) or (i~) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable), and such securities so issued or rights granted in the cases of (i), (ii) or (iii) are not Excluded Stock, the Exercise Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined in accordance with Section 3. 1(a)(i) and the following:

            (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

            (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subclauses (A) and (B) above);

            (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or of exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price as then in effect shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change;

            (4) on the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

            (5) if the Exercise Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof;

PROVIDED, HOWEVER, that no increase in the initial Exercise Price shall be made pursuant to this Section 3.1 (a)(ii).

      (iii) EXCLUDED STOCK. "Excluded Stock" shall mean shares of Common Stock issued or reserved or agreed to be reserved for issuance by the Company (A) under options, warrants, or other securities convertible or exercisable into Common Stock (whether pursuant to a stock option plan or otherwise), provided the same are issued to officers, directors or employees of the Company and provided that the aggregate number of shares of Common Stock issued or issuable under this clause (A) shall not exceed 10% of the Company's issued and outstanding shares of Common Stock, (B) pursuant to anti-dilution provisions or rights with respect to any other presently issued and outstanding securities of the Company convertible into, exchangeable for, or giving the holder thereof the option or right to purchase shares of Common Stock, (C) pursuant to warrants to purchase 1,111,100 shares of Common Stock issued under the Purchase Agreement dated as of December 19,1994, (D) pursuant to up to 950,000 warrants issued to GTI Partners LLC pursuant to the Consulting Agreement dated May 13, 1998, and pursuant up to 10,000,000 warrants to be issued to Ghulam Bombaywala, both as authorized by the Board of Directors of the Company on May 1, 1998, or (E) pursuant to a stock dividend, subdivision or split-up covered by clause (iv) of this Section 3.1(a). "Additional Excluded Stock" shall mean shares of Common Stock (other than Excluded Stock) issued or reserved or agreed to be reserved for issuance by the Company whether directly or under options, warrants, or other securities convertible or exercisable into Common Stock, provided that the aggregate number of shares of Common Stock issued or issuable under such options, warrants, or other convertible securities shall not exceed 5% of the Company's issued and outstanding shares of Common Stock.

      (iv) STOCK DIVIDENDS AND SPLITS. If the number of shares of Common Stock outstanding at any time after the date of this Warrant is increased by a stock dividend payable in shares of Common Stock or increased or decreased by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Exercise Price shall be appropriately adjusted so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such adjustment as the total number of shares of Common Stock outstanding immediately prior to such action shall bear to the total number of shares of Common Stock outstanding immediately after such action.

      (v) COMBINATION OF STOCK. If the number of shares of Common Stock outstanding at any time after the date of issuance of this Warrant is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Exercise Price shall be appropriately adjusted so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such adjustment as the total number of shares of Common Stock outstanding immediately prior to such action shall bear to the total number of shares of Common Stock outstanding immediately after such action.

      (vi) REORGANIZATIONS. ETC. In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, this Warrant shall, after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer, be exercisable for the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon exercise of this Warrant would have been entitled to receive upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer if such exercise had taken place; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In case of any distribution by the Company of any security (including rights or warrants to subscribe for any such securities but excluding Common Stock and any securities referred to in Section 3. l(a)(ii)) of the Company, evidences of its indebtedness, cash or other assets to all of the holders of its Common Stock, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction the numerator of which shall be the total number of outstanding shares of Common Stock multiplied by the

Current Market Price on the record date mentioned below, less the fair market value (as determined in good faith by the Board of Directors) of the securities, evidences of its indebtedness, cash or other assets distributed by the Company and the denominator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price; such adjustment shall become effective as of the record date for the determination of stockholders entitled to receive such distribution. The subdivision or combination of shares of Common Stock issuable upon exercise of this Warrant at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common S tock of the Company for the purposes of this clause (vi).

      (vii) ROUNDING OF CALCULATIONS: MINIMUM ADJUSTMENT. All calculations under this Section 3.1(a) shall be made to the nearest cent or to the nearest whole share (as provided in Section 1.2) share, as the case may be. Any provision of this Section 3.1 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than $.05, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more. In case ~e Company shall at any time issue shares of Common Stock in any transaction described in Section 3. l(a)(iv) or 3. 1(a)(v), such amount of $.05 per share (as theretofore increased or decreased, if such amount shall have been adjusted in accordance with the provisions of this Section 3. 1(a)(vii)) shall forthwith be proportionately increased in the case of a transaction described in Section 3. 1(a)(v) or decreased in the case of a transaction described in Section 3. 1(a)(iv) so as appropriately to reflect such transaction.

      (viii) TIMING OF ISSUANCE OF ADDITIONAL COMMON STOCK UPON CERTAIN ADJUSTMENTS. In any case in which the provisions of this Section 3.1(a) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of this Warrant after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exercise before giving effect to such adjustment; PROVIDED, HOWEVER, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

      (b) CURRENT MARKET PRICE. The Current Market Price shall mean, as of any date, 10 % of the sum of the average, for each of the 10 consecutive Trading Days immediately prior to such date, of either: (i) the high and low sales prices of the Common Stock on such Trading Day as reported on the composite tape for the principal national securities exchange on which the Common Stock may then be listed, or (ii) if the Common Stock shall not be so listed on any such

Trading Day, the high and low sales prices of Common Stock in the over-the-counter market as reported by the Nasdaq Stock Market ("Nasdaq") for National Market Issues, or (iii) if the Common Shares shall not be included in the Nasdaq National Market on any such Trading Day, the representative bid and asked prices at the end of such Trading Day in such market as reported by Nasdaq, or 1(iv) if there be no such representative prices reported by Nasdaq, the lowest bid and highest asked prices at the end of such Trading Day in the over-the-counter market as reported by the National Quotation Bureau, Inc., or any successor organization. For purposes of determining Current Market Price, the term 'tTrading Day" shall mean a day on which an amount greater than zero can be calculated with respect to the Common Stock under any one or more of the foregoing categories (i), (ii), (iii) and (iv), and the "end" thereof, for the purposes of categories (iii) and (iv), shall mean the exact time at which trading shall end on the New York Stock Exchange. If the Current Market Price cannot be determined under any of the foregoing methods, Current Market Price shall mean the fair value per share of Common Stock on such date determined by the Board of Directors in good faith, irrespective of any accounting treatment, upon a review of relevant factors.

      (c) STATEMENT REGARDING ADJUSTMENTS. Whenever the Exercise Price shall be adjusted as provided in Section 3.1(a), and upon each change in the number of shares ~f the Common Stock issuable upon exercise of this Warrant, the Company shall forthwith file, at the office of any transfer agent for this Warrant and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Exercise Price and new number of shares issuable that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be given to the holder of this Warrant. Each such statement shall be signed by the Company's chief financial or accounting officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of
Section 3.1(d).

      (d) NOTICE TO HOLDERS. In the event the Company shall propose to take any action of the type described in clause (i) or (ii) (but only if the action of the type described in such clause would result in an adjustment in the Exercise Price), (iv), (v) or (vi) of Section 3.1(a), the Company shall give notice to the holder of this Warrant, in the manner set forth in Section 6.6, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

      (e) TREASURV STOCK. For the purposes of this Section 3.1, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

      3.2 COSTS. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of this Warrant; provided, HOWEVER, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Warrant in respect of which such shares are being issued.

      3.3 RESERVATIONS OF SHARES. The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof.

      3.4 VALID ISSUANCE. All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock). ~

                                   ARTICLE IV

                                  TERMS DEFINED

      As used in this Warrant, unless the context otherwise requires, the following terms have the respective meanings set forth below or in the Section indicated:

      BOARD OF DIRECTORS -- the Board of Directors of the Company.

      COMMON STOCK -- the Company's authorized Common Stock, par value $.05 per share.

      COMPANY -- Watermarc Food Management Co., a Texas corporation, and any other corporation assuming or required to assume the obligations undertaken in connection with this Warrant.

      CURRENT MARKET PRICE -- Section 3.1(b).

      EXCLUDED STOCK -- Section 3. l(a)(iii).

      OUTSTANDING -- when used with reference to Common Stock at any date, all issued shares of Common Stock (including, but without duplication, shares deemed issued pursuant to Article III) at such date, except shares then held in the treasury of the Company.

      NASDAQ -- Section 3(b).

      PERSON-- any individual, corporation, partnership, trust, organization, association or other entity or individual.

      SECURITIES ACT -- the Securities Act of 1933 and the rules and regulations thereunder, all as the same shall be in effect at the time.

      TRADING DAY -- Section 3. l~).

      WARRANT - this Warrant and any successor or replacement Warrant delivered in accordance with Section 2.3 or 6.8.

      WARRANT OFFICE -- Section 2.1

      WARRANT SHARES -- shall mean the shares of Common Stock purchased or purchasable by the registered holder of this Warrant or the permitted assignees of such holder upon exercise thereof pursuant to Article I hereof.

                                    ARTICLE V

                             COVENANT OF THE COMPANY

      The Company covenants and agrees that this Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1 ENTIRE AGREEMENT. This Warrant contains the entire agreement between the holder hereof and the Company with respect to the shares which he can purchase upon exercise hereof and the related transactions and supersedes all prior arrangements or understanding with respect thereto.

      6.2 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas.

      6.3 WAIVER AND AMENDMENT. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way effect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

      6.4 ILLEGALITY. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

      6.5 COPY OF WARRANT. A copy of this Warrant shall be filed among the records of the Company.

      6.6 NOTICE. Any notice or other document required or permitted to be given or delivered to the holder hereof shall be delivered at, or sent by certified or registered mail to such holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at 11111 Wilcrest Green, Suite 350, Houston, Texas 77042 or such other address within the continental United States of America as shall have been furnished by the Company to the holders of this Warrant.

      6.7 LIMITATION OF LIABILITY: NOT STOCKHOLDERS. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notices (other than as herein expressly provided) in respect of meetings of stockholders for the election of directors of the Company or any other right whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      6.8 EXCHANGE. LOSS DESTRUCTION. ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 6.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 6.8.

      6.9 HEADINGS. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

Dated: August __, 1998

                                        WATERMARC FOOD MANAGEMENT CO.


                                        By:________________________
                                         Ghulam M. Bombaywala,
                                         Chairman of the Board and Chief
                                         Executive Officer

                               SUBSCRIPTION NOTICE


      The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder _________________________ _____ shares of the Common Stock covered by said Warrant and (Choose one option)

       [ ]   (i) herewith  makes payment in full therefor  pursuant to Section
       1.1 of such Warrant, or

       [ ]   (ii) elects the  Conversion  Right as set forth in Section 1.3 of the Warrant

and requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of, and delivered to, ___________________________, ____________________, ________________________
and (b) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.


                                          ---------------------------------
Dated:__________ , 19__


                                   ASSIGNMENT

      For value received, __________________________________________________,
hereby sells, assigns and transfers unto ___________________________________
the within Warrant, together with all right, title and interest therein and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant on the books of the Company, with full power of substitution.


                                          ---------------------------------

Dated:______________, 19__